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                                                                   EXHIBIT 10.19


                           DAIN RAUSCHER CORPORATION
                         SECTION 280G CHANGE IN CONTROL
                               GROSS-UP AGREEMENT


                  THIS AGREEMENT is made as of this day of July, 1999, by and between Dain Rauscher Corporation, a Delaware corporation ("Dain Rauscher"), and Irving Weiser ("Executive").

                  WITNESSETH, THAT:

                  WHEREAS, Executive has, for many years, acted as Dain Rauscher's Chairman, Chief Executive Officer and President;

                  WHEREAS, in consideration of his leadership and to provide an incentive for Executive to continue to perform at a high level for Dain Rauscher's benefit during the upcoming years in a challenging and consolidating industry, Dain Rauscher has made a special grant to Executive of nonqualified stock options which will have value only if Dain Rauscher achieves aggressive growth goals (the "Option");

                  WHEREAS, in the event of a Change-in-Control (as hereinafter defined), the acceleration of the vesting of the Option and other payments then due to the Executive may cause Executive to become subject to the special excise tax provided for pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, in order to achieve the benefits to Dain Rauscher of the Option grant, Dain Rauscher believes it is in its best interests and the best interests of its stockholders to provide Executive with rights to receive a special payment to cover any such special excise taxes that may become due from Executive in such circumstances.

                  NOW, THEREFORE, in consideration of the premises set forth herein, Dain Rauscher and Executive hereby agree as follows:

                  1.        Change in Control

                  For purposes of this Agreement, Change in Control shall mean:

                  (a) the public announcement (which, for purposes of this definition), shall include, without limitation, a report filed pursuant to
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than Dain Rauscher or any of its subsidiaries, or the Dain Rauscher Retirement Plan or any other employee benefit plan of Dain Rauscher or any of its subsidiaries, or any entity holding shares of Stock organized, appointed or established for, or pursuant to the terms of, any such plan, has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of




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35% or more of the combined voting power of Dain Rauscher's then outstanding voting securities in a transaction or series of transactions;

                  (b) the Continuing Directors cease to constitute a majority of Dain Rauscher's Board of Directors;

                  (c) the stockholders of Dain Rauscher approve (1) any consolidation or merger which Dain Rauscher is not the continuing or surviving corporation or pursuant to which shares of Dain Rauscher's stock would be converted into cash, securities or other property, other than a merger in which Dain Rauscher stockholders immediately prior to the merger have the same proportionate ownership of the stock of the surviving corporation immediately after the merger; (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Dain Rauscher; or (3) any plan of liquidation or dissolution of Dain Rauscher; or

                  (d) the majority of the Continuing Directors determine, in their sole and absolute discretion, that there has been a change in control of Dain Rauscher.

                  For purposes of this Agreement, "Continuing Director" shall mean any person who is a member of the Board of Directors of Dain Rauscher, while such a person is a member of the Board of Directors, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board of Directors on April 27, 1999, or (B) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

                  For purposes of this Agreement, "Acquired Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Dain Rauscher representing 35% or more of the combined voting power of Dain Rauscher's then outstanding securities, but shall not include Dain Rauscher, any subsidiary of Dain Rauscher or any employee benefit plan of Dain Rauscher or of any subsidiary of Dain Rauscher or any entity holding shares of stock organized, appointed or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

                  The foregoing definition of Change in Control shall be interpreted and applied so that it applies in every case when any stock options granted to Executive by Dain Rauscher become fully exercisable as a result of such a Change in Control or similar transaction or event.


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                  2.       Gross-Up Payment.

                  In the event any stock option granted to Executive by Dain Rauscher becomes fully vested or exercisable as a result of a Change in Control, as defined herein, or in the event that Executive otherwise becomes entitled to any payments from Dain Rauscher which are "parachute payments" within the meaning of Section 280G of the Code, Dain Rauscher shall cause its independent auditors promptly to review, at Dain Rauscher's sole expense, the applicability of Section 4999 of the Code to such stock options and such payments. If such auditors shall determine that any payment or distribution of any type by Dain Rauscher to Executive or for Executive's benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by
Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional cash payment (a "Gross-Up Payment") within 30 days of such determination equal to an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, Executive would retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. For purposes of the foregoing determination, Executive's tax rate shall be deemed to be the highest statutory marginal state and Federal tax rate (on a combined basis) (including Executive's share of F.I.C.A. and Medicare taxes) then in effect. If no determination by the Dain Rauscher auditors is made prior to the time a tax return reflecting the Total Payments is required to be filed by Executive, Executive will be entitled to receive a Gross-Up Payment calculated on the basis of the Total Payments reported by Executive in such tax return, within 30 days of the filing of such tax return. In all events, if any tax authority determines that a greater Excise Tax should be imposed upon the Total Payments than is determined by Dain Rauscher's independent auditors or reflected in Executive's tax return pursuant to this Agreement, Executive shall be entitled to receive the full Gross-Up Payment calculated on the basis of the amount of Excise Tax determined to be payable by such tax authority from Dain Rauscher within 30 days of such determination.

                  3.       Miscellaneous

                  (a) This Agreement shall not confer on Executive any right with respect to continuance of employment by Dain Rauscher or any of its subsidiaries, nor will it interfere in any way with the right of Dain Rauscher to terminate such employment at any time.

                  (b) This Agreement shall be governed by the internal laws of the State of Delaware, without regard to any conflict of laws principles.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed on the day and year first above written.


                                       DAIN RAUSCHER CORPORATION


                                       BY
                                         ----------------------------

                                       ITS
                                          ----------------------------





                                       --------------------------------
                                       IRVING WEISER